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EXHIBIT 99.1 -- Press release

For Immediate Release

     PEOPLES EDUCATIONAL HOLDINGS, INC. SCHEDULES 2004 EARNINGS RELEASE AND
                       CONFERENCE CALL FOR MARCH 18, 2005

(Saddle Brook, NJ) -- March 8, 2005 -- Peoples Educational Holdings, Inc. (PEDH.OB) today announced it will issue results for 2004 on Friday, March 18, 2005. A conference call will be held at 10 a.m. Eastern time with Brian Beckwith, President and Chief Executive Officer and Michael DeMarco, Chief Financial Officer to discuss the 2004 results and give guidance on fiscal 2005.

Conference Call and Webcast Details:

Live Conference Call
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Friday, March 18, 2005 at 10 a.m. Eastern
US:                        800-261-3417
International:             617-614-3673
Live Audio Webcast:
http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=1028344
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Webcast Replay (available approximately one hour after conference call ends through Saturday, March 18, 2006.)
http://phx.corporate-ir.net/playerlink.zhtml?c=184416&s=wm&e=1028344
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Contact:
Peoples Publishing Group, Inc., Saddle Brook, NJ
Investor Contact: Michael DeMarco
Press Contact: Michael DeMarco
Phone: 201-712-0090
investorrelations@peoplespublishing.com
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About Peoples Educational Holdings, Inc.
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Peoples Educational Holdings, Inc., is a publisher and marketer of print and electronic educational materials for the K-12 school market. The Company focuses its efforts in three market areas:

TEST PREPARATION AND PRESCRIPTIVE ASSESSMENT materials targeted to state-specific standardized tests COLLEGE PREPARATION materials for academically rigorous high school programs INSTRUCTION products are customized standards-based materials for the supplemental K-12 market

The Company's proprietary products are supplemental in nature. They are predominately soft-cover, high gross profit margin titles that can be sold efficiently through the Company's direct sales force, as well as through catalogs, direct mail, telemarketing, and independent commission sales representatives. Distributed products are both basal and supplemental in nature.

This press release contains forward-looking statements regarding the Company and its markets as defined in section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation market,
(9) the sufficiency of the Company's copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company's filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.